Exhibit 10.2

AMENDMENT TO EXCLUSIVE LICENSING AGREEMENT

Extension of Trial Period

This Agreement is made January l1th, 2006 by and between Brelsford Engineering, a Montana corporation, whose operating office is located at 8655 Bridger Canyon Road, Bozeman, MT 59715 (hereinafter the “LICENSOR”) and SRS Energy, Inc., a Delaware corporation, whose operating office is located at 7320 Forsyth, Unit 102, St. Louis, MO 63105 (hereinafter the “LICENSEE”).

RECITALS

WHEREAS, LICENSOR and LICENSEE are parties to an exclusive license agreement dated April 1, 2005 (hereinafter referred to as the “license agreement”), copies of which are attached hereto as Exhibit A, and incorporated herein by reference;

WHEREAS, the Parties desire to amend the license agreement pursuant to paragraph V (6).

NOW THEREFORE, in consideration of the respective agreements and commitments as set forth below, and other good and valuable consideration, the receipt and sufficiency of which. is acknowledged by each of the parties, the parties agree as follows:

1.  Section C: The section of the license agreement titled “Licensing Fee” is amended to include the following: The “Trial Option Period” shall be extended for an additional six (6) months, and; the initiation of the License Execution Fee of fifty thousand dollars ($50,000) due date shall be moved forward a commensurate six (6) months and become due beginning April 1, 2006,

2.  Full Force and Effect: The License Agreement is hereby amended by this Amendment. All other terms and conditions of the License Agreement remain unchanged and in full force and effect.

3.  Term: This Amendment shall commence on the date hereof and shall continue concurrently with the term of the License Agreement.

4.  Monthly Trial Option Period: The Monthly Trial Option payment shall be paid at the time of submission to BEI of this final Amendment to Exclusive Licensing Agreement

IN WITNESS WHEREOF, each signatory hereto, through their respective duly authorized representatives, have executed this Amendment to the license Agreement consisting of a total of two pages on the date herein set forth.

Brelsford Engineering, Inc.

A Montana Corporation

By:  /s/ Donald L. Brelsford  DLB
Print Name: Donald Brelsford
Title: President

SRS Energy, Inc.

By:  /s/ Edward P. Hennessey, Jr.
Print Name: Edward P. Hennessey, Jr.
Title: President